EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 2nd day of July, 2007 by and between Delcath Systems, Inc., a Delaware corporation (hereinafter called the "Company"), and Richard L. Taney (hereinafter called the "Executive").

                                    RECITALS

         WHEREAS, the Company desires to employ Executive as the Chief Executive Officer of the Company; and

         WHEREAS, Executive is willing to be employed as the Chief Executive Officer of the Company in the manner provided for herein, and to perform the duties of the Chief Executive Officer of the Company upon the terms and conditions herein set forth;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties agree as follows:

         1. EMPLOYMENT.

                  1.1 EMPLOYMENT AND TERM. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the date hereof and expiring on July 1, 2009 (the "Initial Term") unless sooner terminated as hereinafter set forth; provided, however, that commencing on July 1, 2009 the Initial Term of this Agreement shall automatically be extended for one additional year unless at least ninety (90) days prior to such date, the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended.

                  1.2 DUTIES OF EXECUTIVE. The Executive shall serve as the Chief Executive Officer of the Company and shall have powers and authority superior to any other officer or employee of the Company or of any subsidiary of the Company, including, without limitation, the duties and responsibilities customarily associated with a chief executive (e.g., control of day-to-day operations, signing checks, hiring and firing, etc.). The Executive shall be required to report solely to, and shall be subject solely to the supervision and direction of the Board of Directors and no other person or group shall be given authority to supervise or direct Executive in the performance of his duties. In addition, the Executive shall regularly consult with the Chairman of the Board with respect to the Company's business and affairs. The Executive shall devote substantially all his working time and attention to the business and affairs of the Company (excluding any vacation and sick leave to which the Executive is entitled), render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. The Executive's obligations hereunder shall run only to the Company, and not to the Company's affiliates, if any.


                  1.3 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices except for travel reasonably necessary in connection with the Company's business.

         2. COMPENSATION.

                  2.1 BASE SALARY. Commencing on the effective date of this Agreement, the Executive shall receive a base salary at the monthly rate of not less than $33,000 (the "Base Salary") during the term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall not be decreased for any reason.

                  2.2 INCENTIVE COMPENSATION. The Executive shall be entitled to receive such bonus payments or incentive compensation as may be determined at any time or from time to time by the Board (or any authorized committee thereof) in its discretion. Such potential bonus payments and/or incentive compensation shall be considered at least annually by the Board or committee.

                  2.3 STOCK OPTIONS.

                                    (a)  The  Executive  shall  be  entitled  to
participate in all stock option plans (the "Plans") in effect during the term of this Agreement.

                                    (b)  The  Company  hereby  agrees  that  the
Executive shall receive stock options to purchase
50,000 shares of common stock for each six months that this Agreement is in effect. Such options shall be priced based on the closing price of the Company's common stock on each applicable six month anniversary. The Company's compensation committee shall determine the vesting schedule for such options in accordance with its policy.

                                    (c) Upon  execution of this  Agreement,  the
Company will issue Executive (i) an option to
purchase 50,000 shares of common stock at $3.90 per share (representing the closing price on the day that this offer was made to the Executive); and (ii) an option to purchase 100,000 shares of common stock at $5.85 per share (representing the same closing price as set forth immediately above multiplied by 1.5). Such options shall vest as determined by the Compensation Committee.

                                    (d) The  Options  shall  become  immediately
exercisable as to 100% of the shares of Common
Stock not otherwise vested upon any termination of Executive's employment pursuant to Section 4.4 or 4.5 hereof, it being agreed that the Company shall vest the unvested portion of the Executive's Option shares and cooperate in good faith to afford the Executive the right to accelerate the exercise of the Option in full immediately prior to any "Change in Control" (as hereinafter defined). In the event that Executive terminates or is terminated pursuant to Section 4.4 or 4.5, Executive shall have the greater of (i) five years after termination, or
(ii) the remaining term of the option, in order to exercise his options.

                                    (e)  The  Company   shall  take  all  action
reasonably requested by the Executive to permit any "cashless" exercise of the Options that is permitted under the Plan.

                                    (f) Upon proper  exercise of an Option,  the
Executive shall be deemed for all purposes the owner of the shares of Common Stock that are purchasable upon such exercise.

                                     (g) The provisions of the Plan shall not be
adversely modified as to the Executive without the Executive's prior written consent.

                                    (h)  All  Option   shares   shall  be  fully
adjusted for events such as splits.

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





                  2.4 STOCK ISSUANCES. Upon execution of this Agreement, the Company will issue Executive 25,000 shares of common stock as a signing bonus. Thereafter, on each successive twelve month anniversary of this Agreement, the Company shall issue Executive an additional 25,000 shares of its common stock.

                  2.5 MILESTONE BONUSES.

                                    (a) On  the  date  that  the  first  non-NCI
patient is treated in the Company's ongoing Phase
III Melphalan trial, the Company will issue Executive 10,000 shares of its common stock.

                                    (b) On the date  that the  46th  patient  is
enrolled in the Company's ongoing Phase III
Melphalan trial, the Company will issue Executive 20,000 shares of its common stock.

                                    (c) On the date that the Company consummates
any equity-based capital offering which
results in gross proceeds of in excess of $15 million (over any consecutive 12 month period) which offering is completed on a post-money valuation basis of in excess of $175 million, the Company will issue the Executive 25,000 shares of its common stock.

                                    (d) On the date that the  Company  submits a
PMA to the FDA for the Delcath System the Company will issue the Executive 50,000 shares of its common stock.

                                    (e) On the date  that the FDA  approves  the
Delcath System, the Company will issue the Executive 75,000 shares of its common stock.

                                    (f) On the date that the Company enters into
a binding agreement for the sale of more than 50% of its common stock or a sale of substantially all of its assets at a price of in excess of $10.00 per share (the "Sale"), the Company shall issue Executive 100,000 shares of its common stock plus an additional 20,000 shares of its common stock for each $1.00 per share over $10.00 per share that the Sale results in.

         3. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  3.1 EXPENSE REIMBURSEMENT. During the term of Executive's employment hereunder, the Company, upon the submission of reasonable supporting documentation by the Executive, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including expenses for travel, lodging and entertainment.

                  3.2 INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Initial Term, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to other key executives of the Company and its subsidiaries, in each case comparable to those currently in effect or as subsequently amended. Such plans, practices, policies and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided at any time hereafter with respect to other key executives.

                  3.3 WELFARE BENEFIT PLANS. During the Initial Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time hereafter with respect to other key executives.

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

                  3.4 VACATION. During the Initial Term, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time hereafter with respect to other key executives of the Company and its subsidiaries; PROVIDED, HOWEVER, that in no event shall Executive be entitled to fewer than four weeks paid vacation per year, as well as pay for holidays observed by the Company.

         4. TERMINATION.

                  4.1 TERMINATION FOR CAUSE.  Notwithstanding anything contained to the contrary in this Agreement, this Agreement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall only mean (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company,
(ii) subject to the following sentences, repeated violation by the Executive of the Executive's material obligations under this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company's Board of Directors, or (iii) the conviction of the Executive for any criminal act which is a felony. Upon any reasonable and good faith determination by the Company's Board of Directors that Cause exists under clause (i) of the preceding sentence and clause (ii) of the preceding sentence (to the extent the violation under said clause (ii) has not been cured by the Executive), the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and Executive, but in no event later than ten (10) business days after Executive's receipt of the notice contemplated by clauses
(i) and (ii). Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive's employment by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear. Any termination for Cause pursuant to clause (i) or (iii) of the first sentence of this Section 4.1 shall be made in writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 4.1, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

                  4.2 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than one hundred twenty (120) consecutive days in any 12-month period. Upon any termination pursuant to this Section 4.2, the Executive shall be entitled to be paid his Base Salary for the remaining term of the Agreement. In the event that the Agreement has less than six months remaining at such time, Executive shall be entitled to a payment equal to six months of his Base Salary. In addition, Executive shall be entitled to reimbursement for all business expenses incurred prior to his disability.

                  4.3 DEATH. In the event of the death of the Executive during the term of his employment hereunder, the Company shall pay to the estate of the deceased Executive an amount equal to the Base Salary for the remaining term of this Agreement. In the event that the Agreement has less than six months remaining at such time, Executive shall be entitled to a payment equal to six months of his Base Salary. In addition, Executive shall be entitled to reimbursement for all business expenses incurred prior to his death.

                  4.4 OPTIONAL TERMINATION Notwithstanding anything contained in this Agreement to the contrary, the Executive, by giving thirty days notice to the Company, shall one year after the date of this Agreement, have the right to terminate this Agreement at his sole discretion. Upon any termination pursuant to this Section 4.4, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for




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

reasonable business expenses incurred prior to the date of termination and as to option vesting as per Section 2.3(d)), unless the Executive and the Company agree to a different arrangement.

                  4.5 TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate Executive's employment hereunder by written notice to Executive; provided, however, that the Company shall (i) pay to Executive any unpaid Base Salary accrued through the effective date of termination specified in such notice, and any pro-rata bonus that would be payable had Executive completed a full year of employment, and (ii) pay to the Executive in a lump sum, in cash within 30 days after the date of employment termination, an amount equal to the greater of (i) 100% of his annual Base Salary then in effect, or
(ii) the balance of the Executive's Base Salary from the effective date of termination through the expiration of the Initial Term or any renewal term then in effect. In addition, the Company shall continue to pay the Executive's health and disability insurance for the longer of a period of twelve months or the remaining term of this agreement. The Company shall be deemed to have terminated the Executive's employment pursuant to this Section 4.4 if such employment is terminated (i) by the Company without Cause, (ii) by the Executive voluntarily for "Good Reason", or (iii) as a result of a Charge in Control. For purposes of this Agreement, "Good Reason" means:

                           (a) the  assignment  to the  Executive  of any duties
inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (b) any  failure by the Company to comply with any of
the provisions of Section 2, Section 3, or Section 16 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (c) the Company's requiring the Executive to be based
at any office or location more than 50 miles from its current executive offices, except for travel reasonably required in the performance of the Executive's responsibilities;

                           (d) any change in the  designation  of the particular
executive that the Executive is obligated to report to under Section 1.2 hereof;

                           (e) any purported  termination  by the Company of the
Executive's employment otherwise than as expressly permitted by this Agreement;

                           (f) any  failure by the  Company  to comply  with and
satisfy Section 10(c) of this Agreement; or

                           (g) any  termination  by the Executive for any reason
during the three-month period following the effective date of any "Change in Control".

         5. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean:

                  (d) The acquisition (other than by or from the Company), at any time after the date hereof, by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or



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

                  (e) All or any of the six (6) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (f) Approval by the shareholders of the Company of (A) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                  (g) The approval by the Board of the sale, distribution and/or other transfer or action (and/or series of sales, distributions and/or other transfers or actions from time to time or over a period of time), that results in the Company's ownership of less than 50% of the Company's current assets.

         6.       RESTRICTIVE COVENANTS.

                  6.1 NONDISCLOSURE. During his employment and for twelve (12) months thereafter, Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company, unless required to do so by a governmental agency or court of law. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means all material information about the Company's business disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) after the date hereof, and not generally known.

                  6.2 NONSOLICITATION OF EMPLOYEES. While employed by the Company and for a period of twelve (12) months thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months. Notwithstanding the foregoing, the Executive shall not be restricted in hiring any person who responds to any general solicitation for employees or public advertising of employment opportunities (including through the use of employment agencies) not specifically directed at any such person.

                  6.3 COVENANT NOT TO COMPETE. Executive will not, at any time, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of the Company as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or




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

business. As used in this Agreement, the business of Employer shall be deemed to include any business which directly competes with the Company in the medical device industry. The covenant not to compete for one year after termination shall only be effective if the Executive has received all compensation due to him pursuant to this Agreement. The Company shall have the right in its sole discretion to waive the non-compete.

                  6.4 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6.1, 6.2 or 6.3 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Section 6 by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         8. NOTICES: Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, or via overnight courier addressed as follows:

If to the Company:                       Delcath Systems, Inc.
                                          1100 Summer Street, 3rd Floor
                                          Stamford, CT 06905

                        WITH A COPY TO:  Gersten Savage LLP
                                         600 Lexington Avenue
                                         New York, New York 10022
                                         Attention:  Arthur S. Marcus

If to the Executive:                     Richard L. Taney
                                         5  Twin Ponds
                                         Kings Point, New York 11024



or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         9. SUCCESSORS.

                  (h) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (i) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (j) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent



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that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

         10. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         11. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         12. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.

         13. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

         14. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder  shall  not be  affected  by any  set-off,  counterclaim,  recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to Section 15 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                 DELCATH SYSTEMS, INC



                                 BY:  /S/ HAROLD KOPLEWICZ
                                      ----------------------------------------
                                      HAROLD KOPLEWICZ - CHAIRMAN OF THE BOARD



                                      /S/ RICHARD L. TANEY
                                      ----------------------------------------
                                      RICHARD L. TANEY